                                                                     EXHIBIT 2.1








                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                        AMERICAN ONCOLOGY RESOURCES, INC.


                          DIAGNOSTIC ACQUISITION, INC.


                                       AND


                        PHYSICIAN RELIANCE NETWORK, INC.

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

ARTICLE I. THE MERGER.............................................................................................1
   Section 1.1.   The Merger......................................................................................1
   Section 1.2.   Conversion of Capital Stock.....................................................................2
   Section 1.3.   Exchange of Certificates........................................................................3
   Section 1.4.   Time and Place of Closing.......................................................................5

ARTICLE II. OTHER MATTERS RELATING TO CORPORATE ORGANIZATION AND GOVERNANCE.......................................5
   Section 2.1.   Actions to be Taken.............................................................................5
   Section 2.2.   Corporate Headquarters..........................................................................6
   Section 2.3.   The Surviving Corporation.......................................................................7

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................7
   Section 3.1.   Corporate Existence and Power...................................................................7
   Section 3.2.   Corporate Authorization.........................................................................8
   Section 3.3.   Subsidiaries....................................................................................8
   Section 3.4.   Affiliated Physician Groups.....................................................................9
   Section 3.5.   Governmental Authorization......................................................................9
   Section 3.6.   Non-Contravention..............................................................................10
   Section 3.7.   Capitalization.................................................................................11
   Section 3.8.   SEC Reports and Financial Statements...........................................................12
   Section 3.9.   Absence of Certain Changes or Events...........................................................12
   Section 3.10.  Disclosure Documents...........................................................................12
   Section 3.11.  Litigation.....................................................................................13
   Section 3.12.  Contracts......................................................................................13
   Section 3.13.  Properties and Assets..........................................................................14
   Section 3.14.  Taxes..........................................................................................14
   Section 3.15.  Employee Benefit Plans; ERISA..................................................................14
   Section 3.16.  Accounts Receivable............................................................................16
   Section 3.17.  Labor Matters..................................................................................17
   Section 3.18.  Compliance with Laws...........................................................................17
   Section 3.19.  Finders' Fees..................................................................................17
   Section 3.20.  Opinion of Financial Advisor...................................................................17
   Section 3.21.  Accounting Matters.............................................................................17
   Section 3.22.  Company Rights Plan............................................................................17
   Section 3.23.  Licenses; Approvals............................................................................18

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT.............................................................18
   Section 4.1.   Corporate Existence and Power..................................................................18
   Section 4.2.   Corporate Authorization........................................................................19
   Section 4.3.   Subsidiaries...................................................................................19
   Section 4.4.   Affiliated Physician Groups....................................................................20

   Section 4.5.   Governmental Authorization.....................................................................20
   Section 4.6.   Non-Contravention..............................................................................21
   Section 4.7.   Capitalization.................................................................................21
   Section 4.8.   Organization of Merger Sub.....................................................................22
   Section 4.9.   No Prior Activities............................................................................22
   Section 4.10.  SEC Reports and Financial Statements...........................................................22
   Section 4.11.  Absence of Certain Changes or Events...........................................................23
   Section 4.12.  Disclosure Documents...........................................................................23
   Section 4.13.  Litigation.....................................................................................23
   Section 4.14.  Contracts......................................................................................24
   Section 4.15.  Properties and Assets..........................................................................24
   Section 4.16.  Taxes..........................................................................................24
   Section 4.17.  Employee Benefit Plans; ERISA..................................................................25
   Section 4.18.  Accounts Receivable............................................................................26
   Section 4.19.  Labor Matters..................................................................................27
   Section 4.20.  Compliance with Laws...........................................................................27
   Section 4.21.  Finders' Fees..................................................................................27
   Section 4.22.  Opinion of Financial Advisor...................................................................27
   Section 4.23.  Accounting Matters.............................................................................27
   Section 4.24.  Parent Rights Plan.............................................................................28
   Section 4.25.  Licenses; Approvals............................................................................28

ARTICLE V. COVENANTS OF THE COMPANY..............................................................................28
   Section 5.1.   Conduct of Business of the Company Pending the Effective Time..................................28
   Section 5.2.   Access to Financial and Operational Information................................................31
   Section 5.3.   Notices of Certain Events......................................................................31
   Section 5.4.   Letter of Company's Accountants................................................................31
   Section 5.5.   Opinion of Financial Advisor...................................................................31

ARTICLE VI. COVENANTS OF PARENT..................................................................................32
   Section 6.1.   Conduct of Business of Parent Pending the Effective Time.......................................32
   Section 6.2.   Access to Financial and Operational Information................................................34
   Section 6.3.   Notices of Certain Events......................................................................34
   Section 6.4.   Letter of Parent's Accountants.................................................................35
   Section 6.5.   Opinion of Financial Advisor...................................................................35
   Section 6.6.   Quotation on NMS...............................................................................35
   Section 6.7.   Employment Offers..............................................................................35

ARTICLE VII. COVENANTS OF PARENT AND THE COMPANY.................................................................36
   Section 7.1.   Advise of Certain Changes......................................................................36
   Section 7.2.   Agreement to Cooperate; Further Assurances.....................................................36
   Section 7.3.   No Solicitation................................................................................36
   Section 7.4.   Joint Proxy Statement; Registration Statement..................................................37
   Section 7.5.   Stockholders' Meetings.........................................................................38
   Section 7.6.   Confidential Information.......................................................................38
   Section 7.7.   Communications.................................................................................38
   Section 7.8.   Stock Option Plans and Delayed Delivery Shares.................................................38

   Section 7.9.   Registration of Company Stock Option Plans.....................................................39
   Section 7.10.  Obligations of Merger Sub......................................................................39
   Section 7.12.  Indemnification and Insurance..................................................................40
   Section 7.13.  Supplemental Disclosure Schedules..............................................................40
   Section 7.14.  New Name for Parent............................................................................40
   Section 7.15.  Affiliates.....................................................................................40
   Section 7.16.  Severance Payments.............................................................................41

ARTICLE VIII. CONDITIONS OF THE MERGER...........................................................................41
   Section 8.1.   Conditions to Obligations of Parent and Merger Sub.............................................41
   Section 8.2.   Conditions to Obligations of the Company.......................................................42
   Section 8.3.   Conditions to Obligations of Each Party........................................................43

ARTICLE IX. TERMINATION OF AGREEMENT.............................................................................44
   Section 9.1.   Termination....................................................................................44
   Section 9.2.   Certain Actions Prior to Termination...........................................................45
   Section 9.3.   Effect of Termination..........................................................................46
   Section 9.4.   Termination Fee................................................................................46

ARTICLE X. MISCELLANEOUS.........................................................................................47
   Section 10.1.  Further Assurances.............................................................................47
   Section 10.2.  Survival.......................................................................................47
   Section 10.3.  Notices........................................................................................47
   Section 10.4.  Governing Laws and Consent to Jurisdiction.....................................................48
   Section 10.5.  Binding Upon Successors and Assigns; Assignment................................................48
   Section 10.6.  Severability...................................................................................48
   Section 10.7.  Entire Agreement; No Third Party Beneficiaries.................................................48
   Section 10.8.  Other Remedies.................................................................................49
   Section 10.9.  Amendment and Waivers..........................................................................49
   Section 10.10. Disclosure Schedules...........................................................................49
   Section 10.11. No Waiver......................................................................................49
   Section 10.12. Construction of Agreement......................................................................49
   Section 10.13. Counterparts...................................................................................49


                             EXHIBITS AND SCHEDULES
Exhibits

Exhibit A - Company Affiliate Agreement
Exhibit B - Parent Affiliate Agreement
Exhibit C - Company Stock Option Agreement
Exhibit D - Parent Stock Option Agreement
Exhibit E - Parent Restated Certificate
Exhibit F - Parent Restated Bylaws

Schedules

Company Disclosure Schedule
Parent Disclosure Schedule

                                   DEFINITIONS

DEFINED TERM                                                                                      SECTION
------------                                                                                      -------

Acquisition Proposal                                                                                7.3(a)
Affiliate                                                                                             3.21
Agreement                                                                                     Introduction
APB No. 16                                                                                            3.21
Articles of Merger                                                                                  1.1(b)
Certificates                                                                                        1.3(b)
Code                                                                                             Recital C
Company                                                                                       Introduction
Company Affiliated Physician Groups                                                                    3.4
Company Affiliated Physicians                                                                          3.4
Company Affiliated Providers                                                                           3.4
Company Balance Sheet                                                                                  3.8
Company Common Stock                                                                                1.2(b)
Company Disclosure Schedule                                                                    Article III
Company ERISA Affiliate                                                                            3.15(b)
Company Financial Advisor                                                                             3.19
Company Options                                                                                        3.7
Company Preferred Stock                                                                                3.7
Company Rights                                                                                      3.7(i)
Company Rights Agreement                                                                            3.7(i)
Company SEC Reports                                                                                    3.8
Company Securities                                                                                  3.7(v)
Company Series One Junior Preferred Stock                                                           3.7(i)
Company Stock Option Plans                                                                          7.8(a)
Company Subsidiaries                                                                                   3.3
Confidentiality Agreement                                                                              5.2
Constituent Corporations                                                                      Introduction
Conversion Price                                                                                 3.7(d)(v)
DGCL                                                                                                   2.1
Disclosure Schedule Update                                                                            7.13
Effective Date                                                                                      1.1(b)
Effective Time                                                                                      1.1(b)
ERISA                                                                                              3.15(b)
Exchange Act                                                                                        3.5(c)
Exchange Agent                                                                                      1.3(a)

Exchange Fund                                                                                       1.3(a)
Exchange Ratio                                                                                      1.2(c)
Governmental Entity                                                                                    3.5
HSR Act                                                                                             3.5(b)
IRS                                                                                                3.14(b)
Joint Proxy Statement                                                                                 3.10
Lien                                                                                                3.6(d)
Material Adverse Effect                                                                                3.1
Merger                                                                                           Recital A
Merger Sub                                                                                    Introduction
New Parent Option                                                                                   7.8(a)
NMS                                                                                                 1.3(e)
Outside Consultant                                                                                    7.14
Parent                                                                                        Introduction
Parent Affiliated Physicians                                                                           4.4
Parent Affiliated Physician Groups                                                                     4.4
Parent Affiliated Providers                                                                            4.4
Parent Balance Sheet                                                                                  4.10
Parent Common Stock                                                                                 1.2(c)
Parent Disclosure Schedule                                                                      Article IV
Parent ERISA Affiliate                                                                             4.17(b)
Parent Financial Advisor                                                                              4.21
Parent Options                                                                                         4.7
Parent Preferred Stock                                                                                 4.7
Parent Restated Bylaws                                                                              2.1(b)
Parent Restated Certificate                                                                         2.1(a)
Parent Rights                                                                                       1.2(c)
Parent Rights Agreement                                                                             1.2(c)
Parent SEC Reports                                                                                    4.10
Parent Securities                                                                                      4.7
Parent Series A Preferred Stock                                                                     1.2(c)
Parent Subsidiaries                                                                                    4.3
Registration Statement                                                                                3.10
SEC                                                                                                    3.8
Securities Act                                                                                      3.5(d)
6% Note                                                                                          3.7(d)(v)
Superior Proposal                                                                                   7.3(a)
Surviving Corporation                                                                               1.1(a)
Taxes                                                                                              3.14(a)
TBCA                                                                                                1.1(a)
Welfare Plan                                                                                       3.15(b)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of December 11, 1998 (this "Agreement"), is by and among AMERICAN ONCOLOGY RESOURCES, INC., a Delaware corporation ("Parent"), DIAGNOSTIC ACQUISITION, INC., a Texas corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and PHYSICIAN RELIANCE NETWORK, INC., a Texas corporation (the "Company") (Merger Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                    RECITALS

         A. The Boards of Directors of Parent, Merger Sub and the Company have approved, and deem it advisable that their respective stockholders approve, the transactions provided for herein in which Merger Sub would merge with and into the Company, and the Company would become a wholly owned subsidiary of Parent (the "Merger").

         B. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the parties' willingness to enter into this
Agreement: (i) certain Affiliates (as defined herein) of the Company have entered into an Affiliate Agreement substantially in the form of Exhibit A attached hereto; (ii) certain Affiliates of the Parent have entered into an Affiliate Agreement substantially in the form of Exhibit B attached hereto;
(iii) Parent and the Company have entered into a Stock Option Agreement in the form of Exhibit C hereto ("Company Stock Option Agreement"); and (iii) Parent and the Company have entered into a Stock Option Agreement in the form of Exhibit D hereto ("Parent Stock Option Agreement").

         C. For Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         D. For accounting purposes, it is intended that the Merger shall be accounted for as a pooling-of-interests.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                   ARTICLE I.
                                   THE MERGER

         Section 1.1. The Merger.

         (a) At the Effective Time (as defined below) and subject to the terms and conditions hereof and the provisions of the Texas Business Corporation Act (the "TBCA"): (i) Merger Sub will be merged with and into the Company in accordance with the TBCA; (ii) the separate existence of Merger Sub shall thereupon cease; and (iii) the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"), as a wholly owned subsidiary of Parent.

         (b) Subject to the terms and conditions hereof, the Merger shall be consummated as promptly as practicable after satisfaction or, to the extent permitted hereunder, waiver of all of the conditions to each party's obligation to consummate the Merger contained in Article VIII, by duly filing appropriate articles of merger (the "Articles of Merger"), together with a plan of merger attached thereto setting forth only that information required by Article 5.01(B) of the TBCA, in such form as is required by, and executed in accordance with, the relevant provisions of the TBCA. The Merger shall be effective at such time as the Articles of Merger shall have been duly filed with the Secretary of State of the State of Texas and shall have become effective in accordance with the TBCA (the "Effective Time"). The date on which the Effective Time shall occur is referred to herein as the "Effective Date."

         (c) The separate corporate existence of the Company, as the Surviving Corporation, with all its purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger. The Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts, causes of action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all the debts, liabilities and duties of the Constituent Corporations with the effect set forth in Article 5.06 of the TBCA.

         Section 1.2.Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger:

         (a) Capital Stock of Merger Sub. Each issued and outstanding share of the capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

         (b) Cancellation of Treasury Stock. All shares of Common Stock, no par value per share, of the Company ("Company Common Stock") that are owned by the Company as treasury stock and any shares of Company Common Stock owned by any wholly owned subsidiary of the Company shall be cancelled and retired and shall cease to exist, and no stock of Parent or other consideration shall be delivered in exchange therefor.

         (c) Exchange Ratio for Company Common Stock. Subject to Section 1.3(e), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 1.2(b)) shall be converted into the right to receive .94 (the "Exchange Ratio") fully paid and nonassessable shares of Common Stock, par value $.01 per share, of Parent (the "Parent Common Stock"), including the corresponding number of rights (the "Parent Rights") to purchase shares of Series A Preferred Stock of Parent (the "Parent Series A Preferred Stock") pursuant to the Rights Agreement dated as of May 29, 1997, between Parent and American Stock Transfer & Trust Company, as Rights Agent (the "Parent Rights Agreement"). All references in this Agreement to Parent Common Stock to be received pursuant to the Merger shall be deemed to include the Parent Rights. All such shares of Company Common Stock, when so converted, together with the associated Company Rights (as defined in Section 3.7), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares and/or Company Rights, shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with
Section 1.3, without interest.

         Section 1.3. Exchange of Certificates.

         (a) Exchange Agent. As of the Effective Time, Parent shall deposit with an exchange agent designated by Parent (and reasonably acceptable to the Company)(the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article I, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto and cash to be paid in lieu of fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.2 in exchange for outstanding shares of Company Common Stock.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted pursuant to Section 1.2 into the right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 1.3. Lost and mutilated shares of Company Common Stock shall be treated in the same manner as they are currently treated by the Company.

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.3(e), in each case until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

         (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 1.3(c) or 1.3(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

         (e) Fractional Shares. Notwithstanding any other provision of this Agreement to the contrary, no certificates or scrip for fractional shares of Parent Common Stock shall be issued in connection with the Merger. All shares of Parent Common Stock to which a holder of shares of Company Common Stock is entitled in connection with the Merger shall be aggregated. If a fractional share results from such aggregation, in lieu of any such fractional share, each holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to Article I shall be entitled to receive from the Exchange Agent a cash payment (without interest) equal to such fraction multiplied by the average closing price per share of Parent Common Stock on The Nasdaq Stock Market's National Market ("NMS") during the three (3) trading days immediately prior to the Effective Date.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

         (g) No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to the end of the applicable period after the Effective Time under escheat laws (or immediately prior to such earlier date on which any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Parent.

         Section 1.4. Time and Place of Closing. The closing of the Merger shall take place at the offices of Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002, as promptly as practicable after satisfaction or, to the extent permitted hereunder, waiver of all of the conditions to each party's obligation to consummate the Merger contained in
Article VIII.


                                   ARTICLE II.
                            OTHER MATTERS RELATING TO
                      CORPORATE ORGANIZATION AND GOVERNANCE

         Section 2.1. Actions to be Taken. Subject to the terms and conditions hereof, the following actions shall be taken:

         (a) Prior to the Closing, but effective as of the Effective Time, Parent shall file with the Delaware Secretary of State, and in accordance with the Delaware General Corporation Law ("DGCL"), the Amended and Restated Certificate of Incorporation, substantially in the form attached hereto as Exhibit E (the "Parent Restated Certificate").

         (b) As of the Effective Time, the Bylaws of Parent, as amended, shall be amended and restated to read in their entirety substantially in the form attached hereto as Exhibit F (the "Parent Restated Bylaws").

         (c) The number of directors comprising the full Board of Directors of Parent as of the Effective Time shall be fourteen (14) directors. As of the Effective Time, the following persons shall comprise the Board of Directors of Parent, in each case, until each such person's earlier death, resignation or removal in accordance with the Parent Restated Certificate:

                  Name                                                 Class
                  ----                                                 -----
                  J. Taylor Crandall                                      I
                  James E. Dalton                                         I
                  Robert W. Daly                                          I
                  Edward E. Rogoff                                        I
                  Burton S. Schwartz, M.D.                                I
                  Nancy G. Brinker                                        II

                  Name                                                 Class
                  ----                                                 -----
                  John T. Casey                                           II
                  Stephen Jones                                           II
                  Stanley A. Marks                                        II
                  Robert A. Ortenzio                                      II
                  Russell S. Carson                                       III
                  Richard B. Mayor                                        III
                  Boone Powell, Jr.                                       III
                  R. Dale Ross                                            III

         (d) As of the Effective Time, the following persons shall comprise Parent's Executive, Audit, Nominating and Compensation Committees, in each case, until each such person's earlier death, resignation or removal in accordance with the Parent Restated Bylaws:

         Executive                  Compensation              Audit                     Nominating
         Committee                  Committee                 Committee                 Committee
         ---------                  ---------                 ---------                 ---------

         R. Dale Ross               Russell S. Carson         Richard B. Mayor          Russell S. Carson
         Russell S. Carson          Robert A. Ortenzio        James Dalton              R. Dale Ross
         Richard B. Mayor           Boone Powell, Jr.         Nancy G. Brinker          James Dalton
         Boone Powell, Jr.                                    John T. Casey             Richard B. Mayor
         John T. Casey                                                                  Boone Powell, Jr.

         (e) As of the Effective Time, Parent's Board of Directors shall cause
R. Dale Ross to continue to be designated as Chairman of the Board and Chief Executive Officer of Parent, to serve until his successor is duly elected and qualified or until his earlier death, resignation or removal in accordance with the Parent Restated Bylaws.

         (f) As of the Effective Time, Parent's Board of Directors shall cause the following individuals to be appointed to the office set forth opposite their respective names below, in each case to serve until their respective successors are duly elected and qualified or until earlier death, resignation or removal in accordance with the Parent Restated Bylaws:

         Title                                                Name
         -----                                                ----
         Chief Executive Officer                     R. Dale Ross
         President                                   Lloyd K. Everson, M.D.
         Chief Operating Officer                     O. Edwin French
         Chief Financial Officer                     L. Fred Pounds
         Chief Development Officer                   David S. Chernow
         Executive Vice President                    Joseph S. Bailes, M.D.
         Chief Compliance Officer                    Leo Sands

         Section 2.2. Corporate Headquarters. Following the Effective Date, Parent's corporate headquarters will continue to be 16825 Northchase Drive, Suite 1300, Houston, Texas 77060.

         Section 2.3. The Surviving Corporation.

         (a) Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, and until thereafter altered, amended or repealed in accordance with the TBCA and the Articles of Incorporation and Bylaws of the Surviving Corporation, shall be the Articles of Incorporation of the Surviving Corporation.

         (b) Bylaws. At the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, and until thereafter altered, amended or repealed in accordance with the TBCA and the Articles of Incorporation and Bylaws of the Surviving Corporation, shall be the Bylaws of the Surviving Corporation.

         (c) Directors and Officers. At and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws, the directors and officers of Merger Sub at the Effective Time shall be the directors and officers of the Surviving Corporation.

         (d) Assets, Liabilities, Reserves and Accounts. At the Effective Time, the assets, liabilities, reserves and accounts of each of the Merger Sub and the Company shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth on this Agreement and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company has delivered to Parent on or prior to the execution hereof a disclosure schedule (the "Company Disclosure Schedule") that contains appropriate references to identify the representations and warranties herein to which the information in such Company Disclosure Schedule relates. The information in the Company Disclosure Schedule shall be deemed a part of the Company's representations and warranties herein. Except as disclosed in the Company Disclosure Schedule, the Company represents and warrants to Parent as set forth below:

         Section 3.1. Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all corporate power required to own or lease its properties and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its activities makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse Effect," with respect to any person or entity, shall mean a material adverse effect on the financial condition, business, properties, assets, liabilities (including contingent liabilities), results of operations or prospects of such person or entity and its direct and indirect parents and subsidiaries, taken as a whole, other than any such adverse effects relating to general economic or market conditions or to conditions affecting the healthcare industry in general. The Company has delivered or made available to Parent true and complete copies of the articles of incorporation and bylaws of the Company. The Company is not, and has not been within the two years immediately preceding the date of this Agreement, a subsidiary or division of another corporation, nor has the Company within such time owned, directly or indirectly, any shares of Parent Common Stock.

         Section 3.2. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement, and each agreement to be executed by the Company in connection herewith, and the consummation by the Company of the transactions contemplated hereby and thereby, are within the Company's corporate powers and have been duly authorized by all necessary corporate action, except for the approval of this Agreement and the transactions contemplated hereby by the Company's stockholders to the extent required by applicable law. This Agreement and each agreement to be executed by the Company in connection herewith have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by each other party hereto and thereto, constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

         Section 3.3. Subsidiaries. The Company does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity, foreign or domestic. (Such corporations, partnerships, joint ventures or other business entities of which the Company owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interest having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "Company Subsidiaries.")

         (a) Each Company Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so would not individually or in the aggregate have a Material Adverse Effect on the Company. Each Company Subsidiary that is a partnership or a limited liability company is duly formed and validly existing under the laws of its jurisdiction of formation, except where the failure to be so would not individually or in the aggregate have a Material Adverse Effect on the Company.

         (b) Each Company Subsidiary has the corporate power, the limited liability company power or the partnership power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted, except where the failure to be so would not individually or in the aggregate have a Material Adverse Effect on the Company.

         (c) Each Company Subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect on the Company. Each Company Subsidiary that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect on the Company.

         (d) All of the outstanding shares of capital stock of the Company Subsidiaries that are corporations are validly issued, fully paid and nonassessable.

         (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company Subsidiaries owned by the Company or a Company Subsidiary are owned by the Company or by a Company Subsidiary free and clear of any liens, claims, charges or encumbrances.

         (f) There are not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which Company or any of the Company Subsidiaries is a party or is bound with respect to the voting of the capital stock of Company or any of the Company Subsidiaries.

         Section 3.4. Affiliated Physician Groups. The Company Disclosure Schedule sets forth each physician group or entity with which the Company or any of the Company Subsidiaries is affiliated, either through a management or service agreement or other arrangement (the "Company Affiliated Physician Groups"). The Company Disclosure Schedule also sets forth the number of physicians employed or affiliated with each such Company Affiliated Physician Group as of December 1, 1998 (collectively, the "Company Affiliated Physicians" and, together with the Company Affiliated Physician Groups, the "Company Affiliated Providers"). The Company has made available to Parent true and correct copies of the material documents (i) by which each Company Affiliated Physician Group became affiliated with the Company or one of the Company Subsidiaries and (ii) that currently define and set forth the material terms of affiliation between the Company or one of the Company Subsidiaries and each Company Affiliated Physician Group.

         Section 3.5. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement, and each agreement to be executed by the Company pursuant hereto, and the consummation by the Company of the transactions contemplated hereby and thereby, require no action by or in respect of, or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign ("Governmental Entity"), other than:

         (a) the filing of the Articles of Merger in accordance with the TBCA;

         (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act");

         (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act");

         (d) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act");

         (e) compliance with any applicable foreign or state securities or "blue sky" laws, rules or regulations; and

         (f) such other filings or registrations with, or authorizations, consents or approvals of, Governmental Entities, the failure of which to make or obtain (i) would not reasonably be expected to have a Material Adverse Effect on the Company or (ii) would not materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby and operate its business as heretofore operated.

         Section 3.6. Non-Contravention. The execution, delivery and performance by the Company of this Agreement, and each agreement to be executed by the Company in connection herewith, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not:

         (a) contravene or conflict with any provision of the respective charters or bylaws (or similar governing documents) of the Company or any of the Company Subsidiaries;

         (b) assuming compliance with the matters referred to in Section 3.5 and assuming the requisite approval of the Company's stockholders of the transactions contemplated by this Agreement, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, any Company Subsidiary, or, to the Company's knowledge, any Company Affiliated Physician Group or any of their respective properties or assets, except where such contravention, conflict or violation would not have a Material Adverse Effect on the Company;

         (c) conflict with or result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in any third party having any right of termination, amendment, acceleration or cancellation of, or loss of a material benefit under,
(i) any agreement, contract or other instrument binding upon the Company, any Company Subsidiary or, to the Company's knowledge, any Company Affiliated Physician Group or (ii) assuming compliance with the matters referred to in
Section 3.5, any material license, franchise, permit or other similar authorization held by the Company, any Company Subsidiary or any Company Affiliated Physician Group, in each case except where such conflict, breach, violation, default or result would not have a Material Adverse Effect on the Company; or

         (d) result in the creation or imposition of any Lien (as defined below) that could have a Material Adverse Effect on the Company. For purposes of this Agreement, the term "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrances of any kind in respect of such asset.

         Section 3.7. Capitalization. The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock, 5,000,000 shares of preferred stock (the "Company Preferred Stock") and, authorized out of the Company Preferred Stock 500,000 shares of Series One Junior Preferred Stock (the "Company Series One Junior Preferred Stock"). As of December 1, 1998, there were outstanding:

                  (i) 51,412,851 shares of Company Common Stock (none of which shares are in treasury) (including the corresponding number of rights (the "Company Rights") to purchase shares of the Company Series One Junior Preferred Stock pursuant to the Rights Agreement dated as of June 2, 1997 between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Company Rights Agreement");

                  (ii) no shares of Company Preferred Stock;

                  (iii) Company Options (as defined below) to purchase an aggregate of 3,689,635 shares of Company Common Stock; and

                  (iv) 787,259 shares of Company Common Stock deliverable at future specified dates for no additional consideration, with the aggregate number of shares deliverable each year set forth on the Company Disclosure Schedule, provided such number of shares does not include the shares of Company Common Stock deliverable for specified dollar amounts (in the aggregate $10,800,650) as set forth in the Company Disclosure Schedule); and

                  (v) a 6% subordinated convertible note due June 30, 2002 dated July 1, 1997 (the "6% Note") in the principal amount of $900,000, which after June 1, 2000 and on or prior to June 30, 2002 (or thereafter if not paid at maturity) may be converted into such number of shares of Company Common Stock determined by dividing the conversion price of $13.50 (subject to adjustment as set forth in the 6% Note (the "Conversion Price")) into the principal amount of the 6% Note being converted. As of the date hereof, no adjustment has been made to the Conversion Price.

The items in clauses (i) through (v) above are herein referred to collectively as the "Company Securities". All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except (i) as set forth in this Section 3.7,
(ii) for changes since December 1, 1998 resulting from the exercise of options to purchase shares of Company Common Stock ("Company Options") and from deliveries of shares described in clause (iv) above, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities issued by the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company and (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of the Company. There are no outstanding obligations of the Company or any Company Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. No holder of Company Securities has, as of the date hereof, any contractual right to require the Company to file any registration statement under the Securities Act or to include any such securities in any registration statement proposed to be filed by the Company under the Securities Act.

         Section 3.8. SEC Reports and Financial Statements. Each periodic report, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission ("SEC") since it has been required to do so (as such documents since the time of their filing have been amended and each document filed between the date hereof and the Effective Time, the "Company SEC Reports"), which include all the documents (other than preliminary material) that the Company was required to file with the SEC, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Reports. None of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. All material agreements, contracts and other documents required to be filed as exhibits to any of the Company SEC Reports have been filed. The financial statements of the Company included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the cases of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject in the case of the unaudited statements, to normal, recurring audit adjustments) in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except (i) as and to the extent set forth on the audited consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 1997 (including the notes thereto) (the "Company Balance Sheet"), (ii) as incurred in connection with the transactions contemplated, or as provided, by this Agreement, (iii) as described in the Company SEC Reports
(iv) as incurred in the ordinary course of business and which would not, individually or in the aggregate have a Material Adverse Effect on the Company or (v) as would not, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company.

         Section 3.9. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof, since December 31, 1997 the Company, the Company Subsidiaries and the Company Affiliated Physician Groups have conducted their respective businesses only in the ordinary course, consistent with past practice, and, with respect to the Company Affiliated Physician Groups, to the Company's knowledge, there has not occurred or arisen any event, individually or in the aggregate, having or that could reasonably be expected to have a Material Adverse Effect on the Company.

         Section 3.10. Disclosure Documents. None of the information supplied or to be supplied by the Company for inclusion in (i) the joint proxy statement/prospectus relating to the meetings of the Company's and Parent's stockholders to be held in connection with the transactions contemplated hereby (as the same may be amended or supplemented from time to time, the "Joint Proxy Statement"), or (ii) the registration statement on Form S-4 or other appropriate registration form to be filed with the SEC by Parent in connection with the offer and issuance of Parent Common Stock in or as a result of the Merger (as the same may be amended or supplemented from time to time, the "Registration Statement") will, in the case of the Joint Proxy Statement, either at the time of mailing thereof to stockholders of the Company or of Parent or at the time of the meetings of such stockholders to be held in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement either at the time the Registration Statement is filed with the SEC or at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, except that no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub for inclusion therein.

         Section 3.11. Litigation. There is no action, suit, proceeding, claim or investigation pending, or to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary or any of their assets, and to the knowledge of the Company there are no, and have not been any, facts, conditions or incidents that are reasonably likely to result in any such action, suit, proceeding, claim or investigation except for actions, suits, proceedings, claims or investigations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. In addition, there is no action, suit, proceeding, claim or investigation pending, or to the knowledge of the Company, threatened against or affecting any Company Affiliated Physician Group or any of their assets that has or that individually or in the aggregate could be reasonably expected to have a Material Adverse Effect on the Company. Neither the Company, nor any Company Subsidiary nor any Company Affiliated Physician Group is subject to or in default with respect to any writ, order, judgment, injunction or decree that has or that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

         Section 3.12. Contracts.

         All contracts, leases, agreements and arrangements, material to the operation and business of the Company, to which the Company or any of the Company Subsidiaries or any Company Affiliated Physician Group is a party are legally valid and binding in accordance with their terms and in full force and effect. The Company has complied and, to the knowledge of the Company, all other parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements, and to the knowledge of the Company, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 3.13. Properties and Assets. The Company (including, as applicable, the Company Subsidiaries) owns and has good and marketable title to all of the real property and personal property included in the Company Balance Sheet (except assets recorded under capital lease obligations and such property as has been disposed of during the ordinary course of the Company's business since the date of the Company Balance Sheet), free and clear of any liens, claims, charges, exceptions or encumbrances, except for those, if any, which in the aggregate are not material and which do not materially affect the continued use of such property.

         Section 3.14. Taxes.

         (a) The Company and the Company Subsidiaries (i) have filed (or the Company had timely filed in their behalf) or will file or cause to be filed when due (taking into account extensions) with the appropriate Federal, state, local, foreign and other governmental agencies, all material tax returns, estimates, reports and documents of a similar nature relating to taxes required to be filed by it, and all such returns, estimates and reports are or will be at the time of filing, true, complete and correct in all material respects, (ii) either paid when due and payable or established adequate reserves or otherwise accrued on the Company Balance Sheet all material Federal, state, local or foreign taxes, levies, duties, licenses and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest and penalties thereon ("Taxes"), and there are no material taxes, interest, penalties, assessments or deficiencies claimed in writing by any taxing authority and received by the Company that, in the aggregate, would result in any Tax liability in excess of the amount of the reserves or accruals, and (iii) have or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all material Taxes not yet due and payable and attributable to any period preceding the Effective Time.

         (b) Neither the Company nor any predecessor corporation, nor any of their respective Subsidiaries, has executed or filed with the Internal Revenue Service ("IRS") or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material Taxes.

         (c) Neither the Company nor any of the Company Subsidiaries is a party to or is bound by (or will prior to the Effective Date become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement or other similar arrangement which includes a party other than the Company and the Company Subsidiaries.

         Section 3.15. Employee Benefit Plans; ERISA.

         (a) Neither the Company nor any of the Company Subsidiaries is a party to any oral or written (i) employment, severance, collective bargaining or consulting agreement not terminable on 60 days' or less notice, (ii) agreement with any current or former executive officer or other current or former key employee of the Company or any Company Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Company Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than six months, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, (iii) agreement, plan or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Code, or (iv) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which would be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The Company Disclosure Schedule contains a true and correct description of the annual compensation, bonus plans and awards, options, SAR's, deferred compensation and all other material benefits for each of the executive officers of the Company.

         (b) Neither the Company nor any corporation or other entity which under
Section 4001(b) of ERISA is under common control with the Company (a "Company ERISA Affiliate") maintains any "Employee Pension Benefit Plan" ("Pension Plan") or any "Employee Welfare Benefit Plan" ("Welfare Plan") as such terms are defined in Sections 3(2) and 3(1) respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to ERISA. Each Pension Plan and Welfare Plan of the Company and the Company ERISA Affiliates has been maintained in all material respects in compliance with its terms and all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable laws. Neither the Company nor any Company ERISA Affiliate is subject to potential liability under Section 4069(a) of ERISA.

         (c) No Pension Plan or Welfare Plan of the Company or any Company ERISA Affiliate is currently subject to an audit or other investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity nor are any such plans subject to any lawsuits or legal proceedings of any kind or to any material pending disputed claims by employees or beneficiaries covered under any such plan or by any other parties.

         (d) No "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, resulting in material liability to the Company or any Company ERISA Affiliate has occurred with respect to any Pension Plan or Welfare Plan. The Company has no knowledge of any breach of fiduciary responsibility under Part 4 of Title I of ERISA which has resulted in or would result in any material liability to the Company, any trustee, administrator or fiduciary of any Pension Plan or Welfare Plan of the Company or any Company ERISA Affiliate.

         (e) Neither the Company nor any Company ERISA Affiliate has maintained or contributed to, or been obligated or required to contribute to, a "Multiemployer Plan," as such term is defined in Section 4001(a)(3) of ERISA. Neither the Company nor any Company ERISA Affiliate has either withdrawn, partially or completely, or instituted steps to withdraw, partially or completely, from any Multiemployer Plan nor has any event occurred which would enable a

Multiemployer Plan to give notice of and demand payment of any material withdrawal liability with respect to the Company or any Company ERISA Affiliate.

         (f) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any Company ERISA Affiliate that, individually or collectively, could give rise to the payment of any material amount that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

         (g) The Company has delivered or made available to Parent full and complete copies or descriptions of, and the Company Disclosure Schedule contains a complete list of each Pension Plan, Welfare Plan and each other material agreement, policy, plan or other arrangement, whether written or oral, express or implied, fixed or contingent, to which the Company or any Company ERISA Affiliate is a party or by which the Company or any Company ERISA Affiliate is bound, which is or relates to a pension, option, bonus, deferred compensation, retirement, stock purchase, profit-sharing, severance pay, health, welfare, incentive, vacation, sick leave, medical disability, hospitalization, life or other insurance or fringe benefit plan, policy or arrangement. Certain of the employment agreements contain change in control provisions which will be triggered as of the Effective Time, as set forth in the Company Disclosure Schedule.

         (h) The Company has delivered or made available to Parent, for each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, a copy of the most recent determination letter issued by the IRS to the effect that each such Plan is so qualified and that each trust created thereunder is tax exempt under Section 501 of the Code, and the Company is unaware of any fact or circumstances that would jeopardize the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder.

         Section 3.16. Accounts Receivable.

         (a) All of the Company's accounts receivable as of the date of this Agreement constitute, and as of the Effective Date will constitute, valid claims which arose in the ordinary course of the business of the Company.

         (b) Since the date of the Company Balance Sheet, the Company has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure, except as may have been required by changes in generally accepted accounting principles.

         (c) The Company (including the Company Subsidiaries and Company Affiliated Providers) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, each of the Company, the Company Subsidiaries and, to the Company's knowledge, the Company Affiliated Providers is in compliance with all Medicare and Medicaid and other third party provider agreements, billing procedures and billing requirements except to the extent that such noncompliance would not have a Material Adverse Effect on the Company.

         Section 3.17. Labor Matters. Neither the Company nor any of the Company Subsidiaries nor any Company Affiliated Physician Group is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any such Company Subsidiary or any Company Affiliated Physician Group, and, to the knowledge of the Company, there are no activities or proceedings of any labor union or any such employees to organize any such employees.

         Section 3.18. Compliance with Laws. Except for violations which do not have and would not have, individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any Company Affiliated Physician Group is in violation or has received any notices, written or oral, of violations of federal, state or local laws, regulations or ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the applicable Medicare or Medicaid statutes, and regulations, including the Anti-Fraud and Abuse Amendments to the Medicare and Medicaid statutes and any applicable state or federal physician self-referral laws, and no written notice of any pending inspection or inquiry or of the violation of any such law, regulation or ordinance has been received by the Company or any Company Subsidiary or, to the knowledge of the Company, any Company Affiliated Physician Group.

         Section 3.19. Finders' Fees. Except for Goldman, Sachs & Co. (the "Company Financial Advisor") and the Company's legal counsel and accountants, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company nor any of its directors, officers or employees who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         Section 3.20. Opinion of Financial Advisor. The Company has received the opinion of the Company Financial Advisor to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

         Section 3.21. Accounting Matters. Neither the Company nor, to its knowledge, any of its Affiliates (as defined below) has taken or agreed to take any action that would prevent Parent from accounting for the transactions to be effected pursuant to Article I of this Agreement in accordance with the pooling-of-interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board ("APB No. 16"). "Affiliate" of a person shall mean any person directly or indirectly controlling or controlled by or under common control with such person.

         Section 3.22. Company Rights Plan. Under the terms of the Company Rights Agreement, as amended as of the date hereof, the transactions contemplated by this Agreement will not cause an Exercisability Date (as defined therein) to occur or cause the rights issued pursuant to the Company Rights Agreement to become exercisable.

         Section 3.23. Licenses; Approvals. The Company and each Company Subsidiary and, to the knowledge of the Company, each Company Affiliated Physician Group, as applicable, hold all licenses, permits, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with their business as presently conducted or as proposed to be conducted except where the failure to obtain or hold such license, permit, certificate of need or regulatory approval would not have a Material Adverse Effect on the Company. All such licenses, permits, certificates of need and other regulatory approvals related to the business, operations and facilities of the Company and each Company Subsidiary and, to the knowledge of the Company, each Company Affiliated Physician Group are in full force and effect, except where any failure of such license, certificate of need or regulatory approval to be in full force and effect would not have a Material Adverse Effect on the Company. Any and all past litigation concerning such licenses, certificates of need and regulatory approvals, including all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary), limited or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending or, to the best knowledge of the Company, threatened which in any way challenges the validity of or seeks to revoke, condition or restrict any such license, permit, certificate of need, or regulatory approval. Where applicable, the Company, the Company Subsidiaries and, to the knowledge of the Company, the Company Affiliated Physician Groups have current valid provider contracts with both Medicare and Medicaid. The Company is not aware of any reasons why the Company, the Company Subsidiaries or any of the Company Affiliated Physician Groups would be prevented from participating in Medicare and Medicaid.


                                   ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent has delivered to the Company on or prior to the execution hereof a disclosure schedule (the "Parent Disclosure Schedule") that contains appropriate references to identify the representations and warranties herein to which the information in such Parent Disclosure Schedule relates. The information in the Parent Disclosure Schedule shall be deemed a part of Parent's representations and warranties herein. Except as disclosed in the Parent's Disclosure Schedule, Parent represents and warrants to the Company as set forth below:

         Section 4.1. Corporate Existence and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to own or lease its properties and to carry on its business as now conducted. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its activities makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect on Parent. Parent has delivered or made available to the Company true and complete copies of the certificate of incorporation and bylaws of Parent. Parent is not, and has not been within the two years immediately preceding the date of this Agreement, a subsidiary or division of another corporation, nor has Parent within such time owned, directly or indirectly, any shares of the Company Common Stock.

         Section 4.2. Corporate Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and each agreement to be executed by Parent and Merger Sub in connection herewith, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby, are within Parent's and Merger Sub's corporate powers and have been duly authorized by all necessary corporate action, except for the approval of this Agreement and the transactions contemplated hereby (including the approval of the Restated Certificate) by Parent's stockholders to the extent required by applicable law and NMS rules and regulations. This Agreement and each agreement to be executed by Parent or Merger Sub in connection herewith have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof and thereof by each other party hereto and thereto, constitute valid and binding agreements of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their terms.

         Section 4.3. Subsidiaries. Except for Merger Sub, Parent does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity, foreign or domestic. (Such corporations, partnerships, joint ventures or other business entities of which Parent owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interest having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "Parent Subsidiaries.")

         (a) Each Parent Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so would not individually or in the aggregate have a Material Adverse Effect on Parent. Each Parent Subsidiary that is a partnership or a limited liability company is duly formed and validly existing under the laws of its jurisdiction of formation, except where the failure to be so would not individually or in the aggregate have a Material Adverse Effect on Parent.

         (b) Each Parent Subsidiary has the corporate power or the partnership power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted, except where the failure to be so would not individually or in the aggregate have a Material Adverse Effect on Parent.

         (c) Each Parent Subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect on Parent. Each Parent Subsidiary that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect on Parent.

         (d) All of the outstanding shares of capital stock of the Parent Subsidiaries that are corporations are validly issued, fully paid and nonassessable.

         (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Parent Subsidiaries owned by Parent or a Parent Subsidiary are owned by Parent or by a Parent Subsidiary free and clear of any liens, claims, charges or encumbrances.

         (f) There are not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which Parent or any of the Parent Subsidiaries is a party or is bound with respect to the voting of the capital stock of Parent or any of the Parent Subsidiaries.

         Section 4.4. Affiliated Physician Groups. The Parent Disclosure Schedule sets forth each physician group or entity with which Parent or any of the Parent Subsidiaries is affiliated, either through a management or service agreement or other arrangement (the "Parent Affiliated Physician Groups"). The Parent Disclosure Schedule also sets forth the number of physicians employed or affiliated with each such Parent Affiliated Physician Group as of December 1, 1998 (collectively, the "Parent Affiliated Physicians" and, together with the Parent Affiliated Physician Groups, the "Parent Affiliated Providers"). Parent has made available to the Company true and correct copies of the material documents (i) by which each Parent Affiliated Physician Group became affiliated with Parent or one of the Parent Subsidiaries, (ii) that currently define and set forth the material terms of affiliation between Parent or one of the Parent Subsidiaries and each Parent Affiliated Physician Group.

         Section 4.5. Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and each agreement to be executed by Parent or Merger Sub pursuant hereto, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby, require no action by or in respect of, or filing with, any Governmental Entity, other than:

         (a) the filing of the Articles of Merger in accordance with the TBCA;

         (b) compliance with any applicable requirements of the HSR Act;

         (c) compliance with any applicable requirements of the Exchange Act;

         (d) compliance with any applicable requirements of the Securities Act;

         (e) compliance with any applicable foreign or state securities or "blue sky" laws, rules or regulations;

         (f) the filing of the Restated Certificate in accordance with the DGCL; and

         (g) such other filings or registrations with, or authorizations, consents or approvals of, Governmental Entities, the failure of which to make or obtain (i) would not reasonably be expected to have a Material Adverse Effect on Parent and Merger Sub or (ii) would not materially and adversely affect the ability of Parent and Merger Sub to consummate the transactions contemplated hereby and operate their respective businesses as heretofore operated.

         Section 4.6. Non-Contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and each agreement to be executed by Parent or Merger Sub in connection herewith, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby, do not and will not:

         (a) assuming compliance with the matters referred to in Section 4.5, contravene or conflict with any provision of the respective charters or bylaws (or similar governing documents) of Parent or any of the Parent Subsidiaries;

         (b) assuming compliance with the matters referred to in Section 4.5 and assuming the requisite approval of Parent's stockholders of the transactions contemplated by this Agreement, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent, any Parent Subsidiary, or, to Parent's knowledge, any Parent Affiliated Physician Group or any of their respective properties or assets, except where such contravention, conflict or violation would not have a Material Adverse Effect on Parent;

         (c) conflict with or result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in any third party having any right of termination, amendment, acceleration or cancellation of, or loss of a material benefit under,
(i) any material agreement, contract or other instrument binding upon Parent, any Parent Subsidiary or, to the Parent's knowledge, any Parent Affiliated Physician Group or (ii) assuming compliance with the matters referred to in
Section 4.5, any material license, franchise, permit or other similar authorization held by Parent, any Parent Subsidiary or any Parent Affiliated Physician Group, in each case except where such conflict, breach, violation, default or result would not have a Material Adverse Effect on Parent; or

         (d) result in the creation or imposition of any Lien that could have a Material Adverse Effect on Parent.

         Section 4.7. Capitalization. The authorized capital stock of Parent consists of 80,000,000 shares of Parent Common Stock, and 1,000,000 shares of preferred stock ("Parent Preferred Stock"). As of December 1, 1998, there were outstanding:

                  (i) 33,220,950 shares of Parent Common Stock (excluding 757,672 shares held in treasury);

                  (ii) no shares of Parent Preferred Stock;

                  (iii) Parent Options (as defined below) to purchase an aggregate of 6,008,834 shares of Parent Common Stock; and

                  (iv) 15,923,263 shares of Parent Common Stock deliverable at future specified dates for no additional consideration, with the aggregate number of shares deliverable each year set forth on the Parent Disclosure Schedule.

The items in clauses (i) through (iv) above are herein referred to collectively as the "Parent Securities". All outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except (i) as set forth in this Section 4.7,
(ii) for changes since December 1, 1998 resulting from the exercise of options to purchase shares of Parent Common Stock ("Parent Options") and from deliveries of shares described in (iv) above, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities issued by Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent and (iii) no options or other rights to acquire from Parent, and no obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Parent. There are no outstanding obligations of Parent or any of the Parent Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. No holder of Parent Securities has, as of the date hereof, any contractual right to require Parent to file any registration statement under the Securities Act or to include any such securities in any registration statement proposed to be filed by Parent under the Securities Act.

         Section 4.8. Organization of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are outstanding. All the issued and outstanding capital stock of Merger Sub is owned by Parent. Merger Sub has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement.

         Section 4.9. No Prior Activities. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

         Section 4.10. SEC Reports and Financial Statements. Each periodic report, registration statement and definitive proxy statement filed by Parent with the SEC since it has been required to do so (as such documents since the time of their filing have been amended and each document filed between the date hereof and the Effective Time, the "Parent SEC Reports"), which include all the documents (other than preliminary material) that Parent was required to file with the SEC, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Parent SEC Reports. None of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. All material agreements, contracts and other documents required to be filed as exhibits to any of the Parent SEC Reports have been filed. The financial statements of Parent included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the cases of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject in the case of the unaudited statements, to normal, recurring audit adjustments) in all material respects the consolidated financial position of Parent and the Parent Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Neither Parent nor any of the Parent Subsidiaries has any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except (i) as and to the extent set forth on the audited consolidated balance sheet of Parent and the Parent Subsidiaries as of December 31, 1997 (including the notes thereto) (the "Parent Balance Sheet"), (ii) as incurred in connection with the transactions contemplated, or as provided, by this Agreement, (iii) as incurred in the ordinary course of business and which would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (iv) as described in the Parent SEC Reports or (v) as would not, individually or in the aggregate, otherwise have a Material Adverse Effect on Parent.

         Section 4.11. Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, since December 31, 1997, Parent, the Parent Subsidiaries and the Parent Affiliated Physician Groups have conducted their respective businesses only in the ordinary course, consistent with past practice, and, with respect to the Parent Affiliated Physician Groups, to the Parent's knowledge, there has not occurred or arisen any event, individually or in the aggregate, having or that could reasonably be expected to have a Material Adverse Effect on Parent.

         Section 4.12. Disclosure Documents. None of the information supplied or to be supplied by Parent for inclusion in the (i) Joint Proxy Statement or (ii) Registration Statement will, in the case of the Joint Proxy Statement, either at the time of mailing thereof to stockholders of Parent or the Company or at the time of the meetings of such stockholders to be held in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement either at the time the Registration Statement is filed with the SEC or at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, except that no representation or warranty is made in either case by Parent with respect to information supplied by the Company for inclusion therein.

         Section 4.13. Litigation. There is no action, suit, proceeding, claim or investigation pending, or to the knowledge of Parent, threatened against or affecting Parent or any Parent Subsidiary or any of their assets, and to the knowledge of Parent there are no, and have not been any, facts, conditions or incidents that are reasonably likely to result in any such action, suit, proceeding, claim or investigation, except for actions, suits, proceedings, claims or investigations that would not have a Material Adverse Effect on Parent. In addition, there is no action, suit, proceeding, claim or investigation pending, or to the knowledge of Parent, threatened against or affecting any Parent Affiliated Physician Group or any of their assets that has or that individually or in the aggregate could be reasonably expected to have a Material Adverse Effect on Parent. Neither Parent, nor any Parent Subsidiary nor any Parent Affiliated Physician Group is subject to or in default with respect to any writ, order, judgment, injunction or decree that has or that, individually or in the aggregate, would have a Material Adverse Effect on Parent.

         Section 4.14. Contracts.

         All contracts, leases, agreements and arrangements, material to the operation and business of Parent, to which Parent or any of the Parent Subsidiaries or any Parent Affiliated Physician Group is a party are legally valid and binding in accordance with their terms and in full force and effect. Parent has complied and, to the knowledge of Parent, all other parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements, and to the knowledge of Parent, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         Section 4.15. Properties and Assets. Parent (including, as applicable, the Parent Subsidiaries) owns and has good and marketable title to all of the real property and personal property included in the Parent Balance Sheet (except assets recorded under capital lease obligations and such property as has been disposed of during the ordinary course of the Parent's business since the date of the Parent Balance Sheet), free and clear of any liens, claims, charges, exceptions or encumbrances, except for those, if any, which in the aggregate are not material and which do not materially affect continued use of such property.

         Section 4.16. Taxes.

         (a) Parent and the Parent Subsidiaries (i) have filed (or Parent had timely filed in their behalf) or will file or cause to be filed when due (taking into account extensions) with the appropriate Federal, state, local, foreign and other governmental agencies, all material tax returns, estimates, reports and documents of a similar nature relating to taxes required to be filed by it, and all such returns, estimates and reports are or will be at the time of filing, true, complete and correct in all material respects, (ii) either paid when due and payable or established adequate reserves or otherwise accrued on the Parent Balance Sheet all material Taxes, and there are no material taxes, interest, penalties, assessments or deficiencies claimed in writing by any taxing authority and received by Parent that, in the aggregate, would result in any Tax liability in excess of the amount of the reserves or accruals, and (iii) have or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all material Taxes not yet due and payable and attributable to any period preceding the Effective Time.

         (b) Neither Parent nor any predecessor corporation, nor any of their respective Subsidiaries, has executed or filed with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material Taxes.

         (c) Neither Parent nor any of the Parent Subsidiaries is a party to or is bound by (or will prior to the Effective Date become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement or other similar arrangement which includes a party other than Parent and the Parent Subsidiaries.

         Section 4.17. Employee Benefit Plans; ERISA.

         (a) Neither Parent nor any of the Parent Subsidiaries is a party to any oral or written (i) employment severance, collective bargaining or consulting agreement not terminable on 60 days' or less notice, (ii) agreement with any current or former executive officer or other current or former key employee of Parent or any Parent Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Parent or any Parent Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than six months, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, (iii) agreement, plan or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Code, or (iv) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which would be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The Parent Disclosure Schedule contains a true and correct description of the annual compensation, bonus plans and awards, options, SAR's, deferred compensation and all other material benefits for each of the executive officers of Parent.

         (b) Neither Parent nor any corporation or other entity which under
Section 4001(b) of ERISA is under common control with Parent (a "Parent ERISA Affiliate") maintains any Pension Plan or any Welfare Plan that is subject to ERISA. Each Pension Plan and Welfare Plan of Parent and the Parent ERISA Affiliates has been maintained in all material respects in compliance with its terms and all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable laws. Neither Parent nor any Parent ERISA Affiliate is subject to potential liability under Section 4069(a) of ERISA.

         (c) No Pension Plan or Welfare Plan of Parent or any Parent ERISA Affiliate is currently subject to an audit or other investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity nor are any such plans subject to any lawsuits or legal proceedings of any kind or to any material pending disputed claims by employees or beneficiaries covered under any such plan or by any other parties.

         (d) No "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, resulting in material liability to Parent or any Parent ERISA Affiliate has occurred with respect to any Pension Plan or Welfare Plan. Parent has no knowledge of any breach of fiduciary responsibility under
Part 4 of Title I of ERISA which has resulted in or would result in any material liability to Parent, any trustee, administrator or fiduciary of any Pension Plan or Welfare Plan of Parent or any Parent ERISA Affiliate.

         (e) Neither Parent nor any Parent ERISA Affiliate has maintained or contributed to, or been obligated or required to contribute to, a "Multiemployer Plan," as such term is defined in Section 4001(a)(3) of ERISA. Neither Parent nor any Parent ERISA Affiliate has either withdrawn, partially or completely, or instituted steps to withdraw, partially or completely, from any Multiemployer Plan nor has any event occurred which would enable a Multiemployer Plan to give notice of and demand payment of any material withdrawal liability with respect to Parent or any Parent ERISA Affiliate.

         (f) There is no contract, agreement, plan or arrangement covering any employee or former employee of Parent or any Parent ERISA Affiliate that, individually or collectively, could give rise to the payment of any material amount that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

         (g) Parent has delivered or made available to the Company full and complete copies or descriptions of, and the Parent Disclosure Schedule contains a complete list of each Pension Plan, Welfare Plan and each other material agreement, policy, plan or other arrangement, whether written or oral, express or implied, fixed or contingent, to which Parent or any Parent ERISA Affiliate is a party or by which Parent or any Parent ERISA Affiliate is bound, which is or relates to a pension, option, bonus, deferred compensation, retirement, stock purchase, profit-sharing, severance pay, health, welfare, incentive, vacation, sick leave, medical disability, hospitalization, life or other insurance or fringe benefit plan, policy or arrangement. Certain of the employment agreements contain change in control provisions which will be triggered as of the Effective Time, as set forth in the Parent Disclosure Schedule.

         (h) Parent has delivered or made available to the Company, for each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, a copy of the most recent determination letter issued by the IRS to the effect that each such Plan is so qualified and that each trust created thereunder is tax exempt under Section 501 of the Code, and Parent is unaware of any fact or circumstances that would jeopardize the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder.

         Section 4.18. Accounts Receivable.

         (a) All of Parent's accounts receivable as of the date of this Agreement constitute, and as of the Effective Date will constitute, valid claims which arose in the ordinary course of the business of Parent.

         (b) Since the date of the Parent Balance Sheet, Parent has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure, except as may have been required by changes in generally accepted accounting principles.

         (c) Parent (including the Parent Subsidiaries and Parent Affiliated Providers) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a Material Adverse Effect on Parent. Without limiting the generality of the foregoing, Parent and each of the Parent Subsidiaries and, to the Parent's knowledge, each Parent Affiliated Physician Group is in compliance with all Medicare and Medicaid and other third party provider agreements, billing procedures and billing requirements, except to the extent that such noncompliance would not a have a Material Adverse Effect on Parent.

         Section 4.19. Labor Matters. Neither Parent nor any of the Parent Subsidiaries nor any Parent Affiliated Physician Group is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or any such Parent Subsidiary or any Parent Affiliated Physician Group, and, to the knowledge of Parent, there are no activities or proceedings of any labor union or any such employees to organize any such employees.

         Section 4.20. Compliance with Laws. Except for violations which do not have and would not have, individually or in the aggregate, a Material Adverse Effect on Parent, neither Parent nor any Parent Subsidiary nor, to the knowledge of Parent, any Parent Affiliated Physician Group is in violation or has received any notices, written or oral, of violations of any federal, state or local laws, regulations or ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the applicable Medicare or Medicaid statutes, and regulations, including the Anti-Fraud and Abuse Amendments to the Medicare and Medicaid statutes and any applicable state or federal physician self-referral laws, and no written notice of any pending inspection or inquiry or of the violation of any such law, regulation or ordinance has been received by Parent or any Parent Subsidiary or, to the knowledge of Parent, any Parent Affiliated Physician Group.

         Section 4.21. Finders' Fees. Except for BT Alex. Brown Incorporated (the "Parent Financial Advisor") and the Parent's legal counsel and accountants, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent nor any of its directors, officers or employees who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         Section 4.22. Opinion of Financial Advisor. Parent has received the opinion of the Parent Financial Advisor to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to the holders of the Parent Common Stock.

         Section 4.23. Accounting Matters. Neither Parent nor, to its knowledge, any of its Affiliates has taken or agreed to take any action that would prevent the Parent from accounting for the transactions to be effected pursuant to
Article I of this Agreement in accordance with the pooling-of-interests method of accounting under the requirements of APB No. 16.

         Section 4.24. Parent Rights Plan. Under the terms of the Parent Rights Agreement, as amended as of the date hereof, the transactions contemplated by this Agreement will not cause a Distribution Date (as defined therein) to occur or cause the rights issued pursuant to the Parent Rights Agreement to become exercisable.

         Section 4.25. Licenses; Approvals. Parent and each Parent Subsidiary and, to the knowledge of Parent, each Parent Affiliated Physician Group, as applicable, hold all licenses, permits, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with their business as presently conducted or as proposed to be conducted except where the failure to obtain or hold such license, permit, certificate of need or regulatory approval would not have a Material Adverse Effect on Parent. All such licenses, permits, certificates of need and other regulatory approvals related to the business, operations and facilities of Parent and each Parent Subsidiary and, to the knowledge of Parent, each Parent Affiliated Physician Group are in full force and effect, except where any failure of such license, certificate of need or regulatory approval to be in full force and effect would not have a Material Adverse Effect on Parent. Any and all past litigation concerning such licenses, certificates of need and regulatory approvals, including all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary), limited or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending or, to the best knowledge of Parent, threatened which in any way challenges the validity of or seeks to revoke, condition or restrict any such license, permit, certificate of need, or regulatory approval. Where applicable, Parent, the Parent Subsidiaries and, to the knowledge of Parent, the Parent Affiliated Physician Groups have current valid provider contracts with both Medicare and Medicaid. Parent is not aware of any reasons why Parent, the Parent Subsidiaries or any of the Parent Affiliated Physician Groups would be prevented from participating in Medicare and Medicaid.

                                   ARTICLE V.
                            COVENANTS OF THE COMPANY

         From the date hereof until the occurrence of the earlier of (i) the Effective Time or (ii) termination of this Agreement pursuant to Section 9.1 hereof, the Company agrees that:

         Section 5.1. Conduct of Business of the Company Pending the Effective Time. Except as expressly permitted or contemplated by this Agreement, or by the Company Disclosure Schedule, the Company shall, and shall cause each of the Company Subsidiaries to, conduct their operations in the ordinary and usual course of business consistent with past practice and use its reasonable efforts to preserve intact their respective business organizations' goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with those having business relationships with them. Without limiting the generality of the foregoing, and except as otherwise permitted by this Section 5.1 or the other terms of this Agreement or as specifically contemplated by the Company Disclosure Schedule, prior to the Effective Time, without the consent of Parent, which consent shall not be unreasonably withheld, the Company will not, and will cause each of the Company Subsidiaries not to:

         (a) amend or propose to amend their respective organizational documents; or split, combine or reclassify their outstanding capital stock or declare, set aside or pay any dividend or distribution in respect of any capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for dividends and distributions paid by Company Subsidiaries to other Company Subsidiaries or to the Company;

         (b) (i) issue, sell, pledge or dispose of, or agree to, authorize or propose the issuance, sale, pledge or disposition of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class, any debt or equity securities convertible into or exchangeable for such capital stock or any other equity related right (including any phantom stock or SAR rights), other than (x) any such issuance pursuant to options, warrants, rights, agreements or convertible securities outstanding as of the date hereof in accordance with their terms, (y) any issuance in connection with the acquisition of the equity or assets of a business or the affiliation with any physician or physician group contemplated by subsection
(ii) below, provided that any such issuance does not represent more than 40% of the total consideration paid in connection with such acquisition or affiliation or (z) any issuance of options to purchase common stock pursuant to existing employee benefit plans of the Company consistent with past practices, which issuances under the foregoing (y) and (z) in the aggregate do not exceed 4,500,000 shares; (ii) acquire or agree to acquire, or affiliate or agree to affiliate with, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner (whether through a management agreement or otherwise), any business or any corporation, partnership, association, physician group or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole; provided, however, that the foregoing shall not restrict the Company or any Company Subsidiary from entering into any such acquisition transaction or affiliation transaction in which the aggregate value of the consideration paid therein shall be less than $50 million provided that the aggregate value of all acquisition and affiliation transactions entered into by the Company and Company Subsidiaries pursuant to the preceding proviso shall not exceed $150 million; (iii) sell (including by sale-leaseback), lease, pledge, dispose of or encumber any assets or interests therein, which are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole, other than in the ordinary course of business and consistent with past practice; (iv) incur or become contingently liable with respect to any material indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities or otherwise incur any material obligation or liability (absolute or contingent) other than indebtedness in the ordinary course of business and consistent with past practice or in connection with those acquisition or affiliation transactions contemplated by subsection (ii) above; (v) redeem, purchase, acquire or offer to purchase or acquire any (x) shares of its capital stock or (y) long-term debt other than as required by governing instruments relating thereto; or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (c) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other arrangements or agreements with any directors, officers or key employees except for (i) normal or budgeted salary increases, merit bonuses and annual bonuses, (ii) arrangements in connection with employee transfers, (iii) agreements with new employees, in the case of (i), (ii), or (iii), in the ordinary course of business consistent with past practice or (iv) agreements to pay bonuses, not to exceed $1,500,000 in the aggregate, to key employees for the purpose of retaining such employees through the Effective Date;

         (d) adopt, enter into or amend any, or become obligated under any new bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except in the ordinary course of business consistent with past practice or as required to comply with changes in applicable law occurring after the date hereof;

         (e) make any commitment or enter into any material contract or agreement providing for expenditures by the Company in excess of $200,000, except in the ordinary course of business consistent with past practice;

         (f) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Company Subsidiary;

         (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

         (h) revalue any of its assets, including, without limitation, writing down the value of its inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

         (i) make any material tax election or settle or compromise any material income tax liability;

         (j) pay, or agree to pay, in excess of $100,000 in connection with the settlement or compromise of any pending or threatened suit, action or claim;

         (k) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000 other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company incurred in the ordinary course of business consistent with past practice;

         (l) except in connection with the exercise of its fiduciary duties by the Board of Directors of the Company as set forth in Section 7.3, waive, redeem, amend or allow to lapse any material term or condition of the Company Rights Agreement or any confidentiality or "standstill" agreement to which the Company or any Company Subsidiary is a party;

         (m) take any action or fail to take any action that it knows would jeopardize qualification of the merger as a reorganization within the meaning of
Section 368 of the Code; or

         (n) take or agree to take any of the foregoing actions or any action that is reasonably likely to result in any of its representations and warranties set forth in this Agreement becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or adversely affect the ability of Parent to account for the Merger as a pooling-of-interests.

         Section 5.2. Access to Financial and Operational Information. Subject to compliance with applicable law, upon reasonable notice, the Company will, and will cause each of the Company Subsidiaries and will use its reasonable efforts to cause each Company Affiliated Physician Group to, give Parent, its directors, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company, the Company Subsidiaries and Company Affiliated Physician Groups; will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request; and will instruct and request the Company's directors, officers, employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company, the Company Subsidiaries and Company Affiliated Physician Groups and in the planning for the combination of the businesses of the Company and Parent following the consummation of the Merger. All information obtained pursuant to this Section
5.2 shall be governed by the Confidentiality Agreement dated March 24, 1998 between Parent and the Company (the "Confidentiality Agreement").

         Section 5.3. Notices of Certain Events. The Company shall, upon obtaining knowledge of any of the following, promptly notify Parent of:

         (a) any material notice or other material communication from any Governmental Entity in connection with the Merger; and

         (b) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against the Company or any of the Company Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.11 or which relate to the consummation of the Merger.

         Section 5.4. Letter of Company's Accountants. The Company shall use all reasonable efforts to cause to be delivered to the Company a letter of Arthur Andersen LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         Section 5.5. Opinion of Financial Advisor. Subject to the exercise of its fiduciary duties by the Board of Directors of the Company as set forth in
Section 7.3, the Company shall use all reasonable efforts to cause the Company Financial Advisor to provide its opinion to the effect that, as of a date no earlier than three business days prior to the date that the Joint Proxy Statement is mailed to stockholders of Parent and the Company, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock, and shall include such updated opinion in the Joint Proxy Statement.


                                   ARTICLE VI.
                               COVENANTS OF PARENT

         From the date hereof until the occurrence of the earlier of (i) the Effective Time or (ii) termination of this Agreement pursuant to Section 9.1 hereof, Parent agrees that:

         Section 6.1. Conduct of Business of Parent Pending the Effective Time. Except as expressly permitted or contemplated by this Agreement or by the Parent Disclosure Schedule, Parent shall, and shall cause each of the Parent Subsidiaries to, conduct their operations in the ordinary and usual course of business consistent with past practice and use its reasonable efforts to preserve intact their respective business organizations' goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with those having business relationships with them. Without limiting the generality of the foregoing, and except as otherwise permitted by this Section 6.1 or the other terms of this Agreement or as specifically contemplated by the Parent Disclosure Schedule, prior to the Effective Time, without the consent of the Company, which consent shall not be unreasonably withheld, Parent will not, and will cause each of the Parent Subsidiaries not to:

         (a) amend or propose to amend their respective organizational documents; or split, combine or reclassify their outstanding capital stock or declare, set aside or pay any dividend or distribution in respect of any capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for dividends and distributions paid by the Parent Subsidiaries to other Parent Subsidiaries or to Parent;

         (b) (i) issue, sell, pledge or dispose of, or agree to, authorize or propose the issuance, sale, pledge or disposition of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class, any debt or equity securities convertible into or exchangeable for such capital stock or any other equity related right (including any phantom stock or SAR rights), other than (x) any such issuance pursuant to options, warrants, rights, agreements or convertible securities outstanding as of the date hereof in accordance with their terms, (y) any issuance in connection with the acquisition of the equity or assets of a business or the affiliation with any physician or physician group contemplated by subsection
(ii) below, provided that any such issuance does not represent more than 40% of the total consideration paid in connection with such acquisition or affiliation or (z) any issuance of options to purchase common stock pursuant to existing employee benefit plans of Parent consistent with past practices, which issuances under the foregoing (y) and (z) in the aggregate do not exceed 4,500,000 shares;
(ii) acquire or agree to acquire, or affiliate or agree to affiliate with, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner (whether through a management agreement or otherwise), any business or any corporation, partnership, association, physician group or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to the Parent and the Parent Subsidiaries taken as a whole; provided, however, that the foregoing shall not restrict the Parent or any Parent Subsidiary from entering into any such acquisition transaction or affiliation transaction in which the aggregate value of the consideration paid therein shall be less than $50 million provided that the aggregate value of all acquisition and affiliation transactions entered into by Parent and the Parent Subsidiaries pursuant to the preceding proviso shall not exceed $150 million; (iii) sell (including by sale-leaseback), lease, pledge, dispose of or encumber any assets or interests therein, which are material, individually or in the aggregate, to Parent and the Parent Subsidiaries taken as a whole, other than in the ordinary course of business and consistent with past practice; (iv) incur or become contingently liable with respect to any material indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities or otherwise incur any material obligation or liability (absolute or contingent) other than indebtedness in the ordinary course of business and consistent with past practice or in connection with those acquisition or affiliation transactions contemplated by subsection (ii) above; (v) redeem, purchase, acquire or offer to purchase or acquire any (x) shares of its capital stock or (y) long-term debt other than as required by governing instruments relating thereto; or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (c) enter into or amend any employment, severance, special pay arrangement with respect to termination or employment or other arrangements or agreements with any directors, officers or key employees, except for (i) normal or budgeted salary increases, merit bonuses and annual bonuses; (ii) arrangements in connection with employee transfers, (iii) agreements with new employees, in the case of (i), (ii) or (iii), in the ordinary course of business consistent with past practice or (iv) agreements to pay bonuses, not to exceed $1,000,000 in the aggregate, to key employees for the purpose of retaining such employees through the Effective Date;

         (d) adopt, enter into or amend any, or become obligated under any new bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except in the ordinary course of business consistent with past practice or as required to comply with changes in applicable law occurring after the date hereof;

         (e) make any commitment or enter into any material contract or agreement providing for expenditures by Parent in excess of $200,000, except in the ordinary course of business consistent with past practice;

         (f) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Parent Subsidiary;

         (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

         (h) revalue any of its assets, including, without limitation, writing down the value of its inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

         (i) make any material tax election or settle or compromise any material income tax liability;

         (j) pay, or agree to pay, in excess of $100,000 in connection with the settlement or compromise of any pending or threatened suit, action or claim;

         (k) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Parent of incurred in the ordinary course of business consistent with past practice;

         (l) except in connection with the exercise of its fiduciary duties by the Board of Directors of the Parent as set forth in Section 7.3, waive, redeem, amend or allow to lapse any term or condition of the Parent Rights Agreement or any material confidentiality or "standstill" agreement to which the Parent or any Parent Subsidiary is a party;

         (m) take any action or fail to take any action that it knows would jeopardize qualification of the merger as a reorganization within the meaning of
Section 368 of the Code; or

         (n) take or agree to take any of the foregoing actions or any action that is reasonably likely to result in any of its representations and warranties set forth in this Agreement becoming untrue, or in the any of the conditions to the Merger set forth in Article VIII not being satisfied or adversely affect the ability of Parent to account for the Merger as a pooling-of-interests.

         Section 6.2. Access to Financial and Operational Information. Subject to compliance with applicable law, upon reasonable notice, Parent will, and will cause each of the Parent Subsidiaries and will use its reasonable efforts to cause each Parent Affiliated Physician Group to, give the Company, its directors, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of Parent, the Parent Subsidiaries and the Parent Affiliated Physician Groups; will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request; and will instruct and request Parent's directors, officers, employees, counsel and financial advisors to cooperate with the Company in its investigation of the business of Parent, the Parent Subsidiaries and the Parent Affiliated Physician Groups, and in the planning for the combination of the businesses of the Company and Parent following the consummation of the Merger. All information obtained pursuant to this Section 6.2 shall be governed by the Confidentiality Agreement.

         Section 6.3. Notices of Certain Events. Parent shall, upon obtaining knowledge of any of the following, promptly notify the Company of:

         (a) any material notice or other material communication from any Governmental Entity in connection with the Merger; and

         (b) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against Parent or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.13 or which relate to the consummation of the Merger.

         Section 6.4. Letter of Parent's Accountants. The Parent shall use all reasonable efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers LLP the Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         Section 6.5. Opinion of Financial Advisor. Subject to the exercise of its fiduciary duties by the Board of Directors of Parent as set forth in Section 7.3, Parent shall use all reasonable efforts to cause the Parent Financial Advisor to provide its opinion to the effect that, as of a date no earlier than three business days prior to the date that the Joint Proxy Statement is mailed to stockholders of Parent and the Company, the Exchange Ratio is fair, from a financial point of view, to the stockholders of Parent, and shall include such updated opinion in the Joint Proxy Statement.

         Section 6.6. Quotation on NMS. As soon as practicable following the date hereof, Parent will prepare and submit to NMS a notification for listing additional shares covering the shares of Parent Common Stock issuable in the Merger and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such shares of Parent Common Stock, subject, if applicable, to official notice of issuance.

         Section 6.7. Employment Offers. Effective as of the Effective Time, Parent will offer to continue the employment of each of John T. Casey, Michael
N. Murdock and George P. McGinn on the following terms, which would be reflected in amendments to the existing employment agreements of such persons: (i) such person would be paid by Parent no more than $10,000 per month; (ii) any severance, termination or similar amounts payable to such person by the Company would be reduced by any amounts paid to such person as a part-time employee of the Parent; (iii) such person would not hold a position as an officer of the Company; and (iv) such person's employment would terminate automatically upon the publication of results of operations covering at least thirty (30) days of combined operations of Parent and the Company in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 8-K, 10-Q or 10-K, or any other public filing or announcement.

                                  ARTICLE VII.
                       COVENANTS OF PARENT AND THE COMPANY

         From the date hereof until the occurrence of the earlier of (i) the Effective Time or (ii) termination of this Agreement pursuant to Section 9.1 hereof, the Company and Parent agree that:

         Section 7.1. Advise of Certain Changes. Each party will promptly advise each other party to this Agreement in writing to the extent such party has knowledge (i) of the occurrence of any event subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Effective Date, untrue, inaccurate or misleading in any material respect, (ii) that any representation or warranty of such party contained in this Agreement was untrue, inaccurate or misleading in any material respect on the date hereof and (iii) of any change or development that would have a Material Adverse Effect on such party.

         Section 7.2. Agreement to Cooperate; Further Assurances. Subject to the terms and conditions of the Agreement, each of the Company and Parent shall use all reasonable efforts to take, or cause to be taken all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the requisite vote of stockholders of the Company and Parent, including providing information and using all reasonable efforts to (i) promptly obtain all necessary or appropriate waivers, consents and approvals, and promptly effect all necessary registrations and filings (including filings under the HSR Act), (ii) promptly obtain necessary consents from both parties' bank lenders and (iii) promptly take all actions necessary or desirable to ensure that the Merger will be accounted for as a pooling-of-interests.

         Section 7.3. No Solicitation.

         (a) Except as set forth in Section 5.1 or Section 6.1 hereof, neither the Company nor Parent shall, directly or indirectly, through any officer, director, employee, investment banker, attorney, representative, affiliate or agent of such party: (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving such party or any of its Subsidiaries, other than the transactions contemplated by or described in this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information or data to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or Parent or their respective Boards of Directors from (A) furnishing nonpublic information or data to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal to such party or the stockholder of such party, if and only to the extent that the Board of Directors of such party determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to such party's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as "Superior Proposal") and the Board of Directors of such party determines in good faith, after consultation with its outside legal counsel, that such action is necessary for such party to comply with its fiduciary duties to its stockholders under applicable law; or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Each of the Company and Parent will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

         (b) The Company and Parent shall each (i) promptly notify the other party after receipt by it (or its advisors) of any Acquisition Proposal or any inquiries indicating that any person is considering making an Acquisition Proposal, identifying such person, (ii) promptly notify the other party after receipt of any request for nonpublic information relating to it or any of its Subsidiaries or Affiliated Physician Groups or for access to its or any of its Subsidiaries' or Affiliated Physician Groups' properties, books or records by any person, identifying such person and the information requested by such person, that may be considering making or has made, an Acquisition Proposal and promptly provide the other party with any nonpublic information which is given to such person pursuant to this Section 7.3(b), and (iii) keep the other party advised of the status and principal financial terms of any such Acquisition Proposal, indication or request unless the Board of Directors believes in good faith that a Superior Proposal has been made and shall have determined in good faith, based upon the written opinion of its outside legal counsel, that the nondisclosure of the information required pursuant to this subsection (iii) to the other party is necessary for such Board of Directors to comply with its fiduciary duties to its stockholders under applicable law.

         Section 7.4. Joint Proxy Statement; Registration Statement.

         (a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC the Joint Proxy Statement, and, in connection therewith, Parent shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. The Company and Parent shall use all reasonable efforts to cause the Registration Statement to be declared effective as soon after such filing as practicable. The Joint Proxy Statement shall include the recommendation for the Board of Directors of Parent in favor of this Agreement and the transactions contemplated hereby, and the recommendation of the Board of Directors of the Company in favor of this Agreement and the transactions contemplated hereby, provided that the Board of Directors of either party may modify or withdraw such recommendation if such Board of Directors believes in good faith that a Superior Proposal has been made and shall have determined in good faith after consultation with its outside legal counsel, that the modification or withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties to its stockholders under applicable law.

         (b) The Company and Parent shall make all other necessary filings with respect to the Merger under the Securities Act and the Exchange Act.

         Section 7.5. Stockholders' Meetings. Each of the Company and Parent shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon, in the case of the Company, this Agreement and the transactions contemplated hereby and, in the case of Parent, (i) the amendments reflected in the Parent Restated Certificate, (ii) the issuance of Parent Common Stock in connection with the Merger and the amendments to Parent's stock option plans contemplated by Section 7.8 hereof. Subject to Sections 7.3 and 7.4, the Company and Parent will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof (and in any event within 45 days of the date on which the Registration Statement shall be declared effective by the
SEC). Each party shall use all reasonable efforts to solicit from stockholders of such party proxies in favor of such matters.

         Section 7.6. Confidential Information. Except as otherwise contemplated by this Agreement, the Company and Parent acknowledge that the Confidentiality Agreement shall remain in full force and effect at all times prior to the Effective Time and after any termination of this Agreement except as provided in such Confidentiality Agreement, and reaffirm their agreement to comply with the terms thereof.

         Section 7.7. Communications. Parent and the Company will consult with each other before issuing, and will provide each other the opportunity to review, comment upon and concur with, any press release, Form 8-K or other public statement with respect to the transactions contemplated by this Agreement, and will not issue any such press release, file any Form 8-K with the SEC or make any such public statement prior to such consultation, except as may be required by applicable law, court process or pursuant to NMS requirements. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form heretofore agreed to by the parties.

         Section 7.8. Stock Option Plans and Delayed Delivery Shares.

         (a) The Company and Parent shall take such action as may be necessary to cause each unexpired and unexercised Company Option granted under the Company's stock option plans (the "Company Stock Option Plans") to be automatically converted at the Effective Time into an option (a "New Parent Option") to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased under the Company Option multiplied by the Exchange Ratio (with the resulting number of shares rounded down to the nearest whole share), at a price per share of Parent Common Stock equal to the option exercise price determined pursuant to the Company Option divided by the Exchange Ratio (with the resulting exercise price rounded down to the nearest whole cent). Except as set forth in Section 7.8(b), and except for accelerated vesting of options as a result of the Merger, such New Parent Option shall otherwise be subject to substantially similar terms and conditions as the Company Option. Parent shall (i) as of the Effective Time, assume all of the Company's obligations with respect to Company Options as so converted, (ii) on or prior to the Effective Time, reserve for issuance the number of shares of Parent Common Stock that will become subject to New Parent Options pursuant to this Section 7.8, (iii) from and after the Effective

Time, upon exercise of the New Parent Options in accordance with the terms thereof, make available for issuance all shares of Parent Common Stock covered thereby and (iv) at the Effective Time, issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by Parent. Subject to consummation of the Merger, Parent's board of directors has approved amendments to Parent's 1994 Affiliate Stock Option Plan and 1993 Non-Employee Director Stock Option Plan to increase the number of shares of Parent Common Stock available for issuance thereunder and Parent shall refer such amendments to its stockholders for approval in accordance with Section 7.5 hereof.

         (b) As soon as practicable after the date hereof, Company shall cause effective provision to be made so that each person or entity that has the right to receive shares of Company Common Stock, as set forth on the Company Disclosure Schedule pursuant to Section 3.7(iv) hereof or through the exercise of Company Options, shall at the Effective Time have the right to receive the number of shares of Parent Common Stock (without otherwise changing the terms of such right to receive shares of Company Common Stock, including the acceleration of delivery of any shares) as such person would have received had such person or entity received the shares of Company Common Stock immediately prior to the Effective Time. In addition, the Company shall use reasonable efforts to cause each such person and entity to relinquish any demand registration rights relating to any shares of Company Common Stock. As soon as practicable after the date hereof, the Company shall deliver to the Parent written evidence of satisfaction of the foregoing covenants.

         Section 7.9. Registration of Company Stock Option Plans. Parent will file on, or as soon as practicable after, the Effective Date, but in no event later than twenty (20) business days after the Effective Date, a registration statement on Form S-8 or other applicable form (or an amendment to a currently effective registration statement on Form S-8) under the Securities Act covering the shares of Parent Common Stock issuable upon the exercise of New Parent Options created upon the assumption by Parent of Company Options under Section 7.8, and will use its reasonable efforts to cause such registration statement to become effective as soon as practicable after the Effective Date and to maintain such registration statement in effect until the exercise or expiration of each such New Parent Option.

         Section 7.10. Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Merger Sub will not issue any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any option, warrant or other right to acquire its capital stock to any person or entity other than Parent.

         Section 7.11. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (except for the fees contemplated by Section 9.4) shall be paid by the party incurring such expenses, except that all expenses (excluding fees of counsel and accountants) incurred in connection with preparation, printing and mailing of the Joint Proxy Statement and the Registration Statement (as well as the filing fee relating thereto) and obtaining regulatory approvals under the HSR Act and otherwise (including all filing fees and counsel fees) shall be shared equally by Parent and the Company.

         Section 7.12. Indemnification and Insurance. After the Effective Time, the Surviving Corporation and the Parent shall indemnify and hold harmless, each present and former director and officer of the Company and the Company Subsidiaries (the "Indemnified Parties") as provided in their respective charters and bylaws and as otherwise provided or permitted pursuant to any agreement or arrangement in effect at the date hereof (to the extent consistent with applicable law), and with respect to indemnification for acts and omissions occurring at or prior to the Effective Time, which rights to be indemnified and held harmless shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, that, in the event any claim or claims (a "Claim or Claims") are asserted or made within such six-year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such Claim or Claims. The Surviving Corporation and the Parent shall use their reasonable efforts to cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation and the Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are not less advantageous so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby, occurring prior to, and including, the Effective Time; provided that, in the event that any Claim or Claims are asserted or made within such six-year period, such insurance shall be continued in respect of any such Claim or Claims until final disposition of any and all such Claim or Claims. The provisions of this Section 7.12 are for the benefit of, and may be enforced by, each Indemnified Party, his or her heirs and his or her representatives.

         Section 7.13. Supplemental Disclosure Schedules. At least five business days prior to the Effective Time, Parent and the Company shall each be entitled to deliver to the other an amended or supplemented Company Disclosure Schedule or Parent Disclosure Schedule, as applicable (each a "Disclosure Schedule Update"). If either Disclosure Schedule Update reflects a Material Adverse Effect since the date of this Agreement with respect to the party delivering such Disclosure Schedule Update or developments which are reasonably likely to have a Material Adverse Effect on such party, then the other party shall have the right to either (i) accept the Disclosure Schedule Update and close the Merger subject to such disclosures or (ii) reject the Disclosure Schedule Update and exercise its right to terminate this Agreement pursuant to Section 9.1 of this Agreement.

         Section 7.14. New Name for Parent. The parties hereto agree to use their commercially reasonable efforts to determine a new name for Parent, and the Parent Restated Certificate to be filed with the Secretary of State for the State of Delaware to be effective at the Effective Time shall reflect such new name. The new name shall be selected by a majority vote of the individuals named in Section 2.1(c) hereof. If such individuals are unable to select a name acceptable to a majority of them within sixty (60) days after the date hereof, the selection of a name shall be by a majority vote of the individuals named in
Section 2.1(d) hereof under the heading "Executive Committee," which vote shall be conclusive and binding upon each of the parties hereto.

         Section 7.15. Affiliates. As soon as practicable, the Company and Parent shall use all reasonable efforts to obtain an Affiliate Agreement from any Company or Parent Affiliate who has not previously executed such agreement and from any person who may be deemed to have become a Company Affiliate or Parent Affiliate after the date of this Agreement and on or prior to the Effective Time. Parent shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale of Parent Common Stock by shareholders of the Company or Parent who may be Affiliates of the Company or Parent pursuant to rule 145 under the Securities Act.

         Section 7.16. Severance Payments. At the Effective Time, Parent will guarantee payment in accordance with the terms described on the Company Disclosure Schedule of the severance amounts due to the officers of the Company listed on the Company Disclosure Schedule.

                                  ARTICLE VIII.
                            CONDITIONS OF THE MERGER

         Section 8.1. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub hereunder to consummate the Merger and to take the actions contemplated by Section 2.1 hereof are subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions:

         (a) Covenants; Accuracy of Representations and Warranties. (i) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed at or prior to the Effective Time;
(ii) the representations and warranties of the Company contained in Article III shall be true and accurate at the date of this Agreement and as of the Effective Time with the same force and effect as if they had been made as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date and except as contemplated or permitted by this Agreement) except for inaccuracies in any such representations and warranties that would not, individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect on the Company; and (iii) the Company shall have provided Parent with a certificate executed by two executive officers of the Company, dated as of the Effective Date, to such effect.

         (b) Consents. The Company shall have obtained all written consents, assignments, waivers or authorizations, other that those governmental approvals contemplated by Section 8.3(d), that are required to be obtained by the Company as a result of the Merger, except those for which failure to obtain such consents, assignments, waivers or authorizations would not, individually or in the aggregate, have a Material Adverse Effect on Parent and the Surviving Corporation, taken as a whole, or adversely affect the consummation of the transactions contemplated hereby.

         (c) Letter of Parent's Accountants. Parent shall have received the letter of PricewaterhouseCoopers LLP referred to in Section 6.4 hereof.

         (d) Director Resignations. The Company shall have obtained to be effective at the Effective Time, letters of resignation from each of the members of its Board of Directors.

         (e) Officer Resignations; Noncompetition Agreements. The Company shall have obtained to be effective at the Effective Time, letters of resignation from each of its executive officers listed on the Company Disclosure Schedule and each such officer shall be subject to noncompetition covenants reasonably acceptable to Parent (it being agreed that the noncompetition covenants in such officers' existing employment agreements are acceptable to Parent).

         (f) Fairness Opinion. Parent shall have received the opinion of the Parent Financial Advisor contemplated by Section 6.5 hereof.

         Section 8.2. Conditions to Obligations of the Company. The obligations of the Company hereunder to consummate the Merger and to take the actions contemplated by Section 2.1 hereof are subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions:

         (a) Covenants; Accuracy of Representations and Warranties. (i) Parent shall have performed in all material respects its agreements contained in this Agreement required to be performed at or prior to the Effective Time; (ii) the representations and warranties of Parent set forth in Article IV shall be true and accurate at the date of this Agreement and as of the Effective Time with the same force and effect as if they had been made as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date and except as contemplated by this Agreement) except, in each case, for inaccuracies in any such representations and warranties that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Parent; and (iii) Parent shall have provided the Company with a certificate executed by two executive officers of Parent, dated as of the Effective Date, to such effect.

         (b) Consents. Parent shall have obtained all written consents, assignments, waivers or authorizations, other than the governmental approvals contemplated by Section 8.3(d), that are required to be obtained by Parent as a result of the Merger, except those for which failure to obtain such consents, assignments, waivers or authorizations would not, individually or in the aggregate, have a Material Adverse Effect on Parent and the Surviving Corporation, taken as a whole, or adversely affect the consummation of the transactions contemplated hereby.

         The parties hereto expressly agree that any failure to obtain either or both of the consents listed on the Parent Disclosure Schedule as items (ii) and
(iii) with reference to Section 4.6(c) shall not constitute a Material Adverse Effect on Parent and the Surviving Corporation, taken as a whole, or adversely affect the consummation of the transactions contemplated hereby.

         (c) Letter of the Company's Accountants. The Company shall have received the letter of Arthur Andersen LLP, referred to in Section 5.4 hereof.

         (d) Tax Opinion. The Company shall have received an opinion in form and substance reasonably satisfactory to it from Bass, Berry & Sims PLC, counsel to the Company, dated as of the Effective Date, substantially to the effect that the Merger shall be treated as a reorganization within the meaning of Section 368(a) of the Code, subject to assumptions or representations including those of Company and Parent typical to opinions of this nature and reasonably acceptable to the Company's legal counsel.

         (e) Director Resignations. Parent shall have obtained to be effective as of the Effective Time, letters of resignation from each of the members of its Board of Directors listed on the Parent Disclosure Schedule from their position as a director of Parent and from each of the members of Parent's Audit and Compensation Committees listed on the Parent Disclosure Schedule from their position as a member of one or both of such Committees.

         (f) Fairness Opinion. The Company shall have received the opinion of the Company Financial Advisor contemplated by Section 5.5 hereof.

         Section 8.3. Conditions to Obligations of Each Party. The respective obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, to consummate the Merger and to take the actions contemplated by
Section 2.1 are subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions:

         (a) Stockholder Approval. The Company's stockholders shall have duly approved this Agreement and the transactions contemplated hereby, and Parent's stockholders shall have approved amendments reflected in the Parent Restated Certificate required under Section 2.1, the issuance of Parent Common Stock in connection with the Merger and the amendments to Parent's 1994 Affiliate Stock Option Plan and 1993 Non-Employee Director Stock Option Plan descried in Section 7.8, all in accordance with applicable laws and regulatory requirements.

         (b) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and the Joint Proxy Statement shall as of the Effective Time not be subject to any proceedings commenced or overtly threatened by the SEC.

         (c) Illegality or Legal Constraint. No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any court or Governmental Entity which prohibits the consummation of the transactions contemplated by this Agreement or imposes material conditions with respect thereto (each party agreeing to use all reasonable efforts to have any such order, decree or injunction lifted).

         (d) Governmental Approvals. The parties hereto shall have made the requisite filings with all Governmental Entities as shall be required pursuant to applicable laws, rules and regulations, and such Governmental Entities, to the extent required by applicable law, shall have approved the transactions contemplated by this Agreement, except where the failure to obtain any such approval would not, individually or in the aggregate, have a Material Adverse Effect on Parent and the Surviving Corporation, taken as a whole, or upon the consummation of the transactions contemplated hereby.

         (e) HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (f) NMS Listing. Listing on NMS of the shares of Parent Common Stock to be issued in the Merger shall have been approved on notice of issuance thereof.

         (g) Pooling Letters. Each of Parent and the Company shall have received a letter of its independent public accountants, dated the Effective Date, in form and substance reasonably satisfactory to it stating that the transactions effective pursuant to Article I of this Agreement will qualify as transactions to be accounted for in accordance with the pooling-of-interests method of accounting under the requirements of APB No. 16.


                                   ARTICLE IX.
                            TERMINATION OF AGREEMENT

         Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time whether before or after the approval by the stockholders of the Company or Parent:

         (a) by mutual consent of the Boards of Directors of Parent and the Company;

         (b) by Parent or the Company, if (i) the Effective Date shall not have occurred on or before July 1, 1999 (or August 1, 1999 if the only condition remaining unfulfilled at July 1, 1999 is approval by any required Governmental Entity, and Parent and Company are continuing to seek to obtain such approval),
(ii) any Governmental Entity, the consent of which is a condition to the obligations of Parent and the Company to consummate the transactions contemplated hereby, shall have determined not to grant its consent, and all appeals of such determination shall have been taken and have been unsuccessful or (iii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable; provided however, that the right to terminate this Agreement pursuant to clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date;

         (c) by Parent or the Company, if, at the meeting of the Company stockholders (including any adjournment or postponement thereof) called pursuant to Section 7.5 hereof, the requisite vote of the stockholders of the Company in favor of the matters set forth in such section shall not have been obtained;

         (d) by Parent or the Company, if, at the meeting of Parent stockholders (including any adjournment or postponement thereof) called pursuant to Section
7.5 hereof, the requisite vote of stockholders of Parent in favor of the matters set forth in such section shall not have been obtained;

         (e) by Parent, if (i) there has been a breach by the Company of any representation or warranty set forth in this Agreement, which breach would result in a Material Adverse Effect on the Company, or upon the consummation of the transactions contemplated hereby, which has not been cured within ten business days following receipt by the Company of notice of such breach; (ii) there has been a material breach by the Company of any covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the Company of notice of such breach; (iii) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to the Parent its approval or recommendation of the transactions contemplated by this Agreement or recommended an Acquisition Proposal; (iv) except in connection with the transactions contemplated by this Agreement, the Company (or its Board of Directors) shall have waived, redeemed, amended or allowed to lapse any material term or condition of the Company Rights Agreement, or the Company Rights Agreement or the Company Rights shall have been declared in any material respect void, illegal or unenforceable; or (v) subject to Section 9.2 hereof, the Board of Directors of Parent shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of the transactions contemplated by this Agreement in order to permit Parent to execute a definitive agreement providing for the transaction or transactions contemplated by a Superior Proposal; provided, however, that the right to terminate this Agreement pursuant to this
Section 9.1(e)(i) or (ii) shall not be available to Parent if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement; or

         (f) by the Company, if (i) there has been a breach by Parent of any representation or warranty set forth in this Agreement, which breach would result in Material Adverse Effect on Parent and the Surviving Corporation, taken as a whole, or upon the consummation of the transactions contemplated hereby, which has not been cured within ten business days following receipt by Parent of notice of such breach; (ii) there has been a material breach by Parent of any covenant or agreement set forth in this Agreement, which breach is not cured within ten business days following receipt by Parent of notice of such breach;
(iii) the Board of Directors of Parent shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of the transactions contemplated by this Agreement or recommended an Acquisition Proposal; (iv) except in connection with the transactions contemplated by this Agreement, Parent (or its Board of Directors) shall have waived, redeemed, amended or allowed to lapse any material term or condition of the Parent Rights Agreement, or the Parent Rights Agreement or the Parent Rights shall have been declared in any material respect void, illegal or unenforceable; or (v) subject to Section
9.2 hereof, the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the transactions contemplated by this Agreement in order to permit the Company to execute a definitive agreement providing for the transaction or transactions contemplated by a Superior Proposal; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(f)(i) or (ii) shall not be available to the Company if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement.

         Section 9.2. Certain Actions Prior to Termination.

         (a) Parent shall provide to the Company the written notice required by
Section 7.3(b) prior to any termination of this Agreement pursuant to Section 9.1(e)(v) advising the Company that the Board of Directors of Parent has received a Superior Proposal. At any time after the fourth business day following such notice, Parent may terminate this Agreement as provided in

Section 9.1(e)(v) only if (i) the Board of Directors of Parent determines that such Superior Proposal remains more favorable to its stockholders than the transactions contemplated by this Agreement (which determination shall be made in light of any revised proposal made by the Company prior to the expiration of such four-business day period) and (ii) the termination fee contemplated by
Section 9.4(b) shall have been paid to the Company.

         (b) The Company shall provide to Parent the written notice required by
Section 7.3(b) prior to any termination of this Agreement pursuant to Section 9.1(f)(v) advising Parent that the Board of Directors of the Company has received a Superior Proposal. At any time after the fourth business day following such notice, the Company may terminate this Agreement as provided in
Section 9.1(f)(v) only if (i) the Board of Directors of the Company determines that such Superior Proposal remains more favorable to its stockholders than the transactions contemplated by this Agreement (which determination shall be made in light of any revised proposal made by Parent prior to the expiration of such four-business day period) and (ii) the termination fee contemplated by Section 9.4(a) shall have been paid to Parent.

         Section 9.3. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1 hereof, this Agreement shall forthwith become void (except as set forth in the last sentence of each of Sections 5.2 and 6.2 and in Sections 7.6, 7.7, 7.11 and 9.4) and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective officers or directors, except for any breach of a party's obligations under the last sentence of Sections 5.2 and 6.2 or under Sections 7.6, 7.7, 7.11 and 9.4. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful or intentional breach of this Agreement.

         Section 9.4. Termination Fee.

         (a) Notwithstanding any other provision of this Agreement so long as the Company is not entitled to terminate this Agreement by reason of Section 9.1(f)(i) or 9.1(f)(ii), (i) if this Agreement is terminated pursuant to Section 9.1(e)(iii), Section 9.1(e)(iv) or Section 9.1(f)(v), then the Company shall promptly pay to Parent a fee of $20 million; (ii) if this Agreement is terminated pursuant to Section 9.1(c) or 9.1(e)(ii), then the Company shall promptly pay to Parent a fee of $15 million; or (iii) if this Agreement is terminated pursuant to Section 9.1(e)(i), then the Company shall promptly pay to Parent a fee of $12 million. The Company shall make all such payments promptly (and in any event within two days of receipt by the Company of written notice from Parent) by wire transfer of immediately available funds to an account designated by Parent.

         (b) Notwithstanding any other provision of this Agreement, so long as Parent is not entitled to terminate this Agreement by reason of Section 9.1(e)(i) or 9.1(e)(ii), (i) if the Agreement is terminated pursuant to Section 9.1(f)(iii), Section 9.1(f)(iv) or Section 9.1(e)(v), then the Parent shall promptly pay to the Company a fee of $20 million; (ii) if this Agreement is terminated pursuant to Section 9.1(d) or Section 9.1(f)(ii), then the Parent shall promptly pay to the Company a fee of $15 million; or (iii) if this Agreement is terminated pursuant to Section 9.1(f)(i), then Parent shall promptly pay to the Company a fee of $12 million. Parent shall make all such payments promptly (and in any event within two days of receipt by Parent of written notice from the Company) by wire transfer of immediately available funds to an account designated by the Company.

                                   ARTICLE X.
                                  MISCELLANEOUS

         Section 10.1. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement. The covenants and agreements contained in this Agreement shall survive the Effective Time and if the Agreement is terminated the provisions of Section 9.3 shall apply.

         Section 10.2. Survival. None of the representations and warranties in this Agreement shall survive the termination of this Agreement or the Effective Time; provided, however, the termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of this Agreement.

         Section 10.3. Notices. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, addressed as follows:

         (a) if to Parent or Merger Sub, to:

                           AMERICAN ONCOLOGY RESOURCES, INC.
                           16825 Northchase Drive, Suite 1300
                           Houston, Texas  77060
                           Attention:       R. Dale Ross
                                            Phillip H. Watts
                           Telecopy:        281-775-0388

                           with copies (which shall not constitute notice) to:

                           Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                           Houston, Texas  77002-2778
                           Attention:       Diana M. Hudson
                           Telecopy:        713-225-7047

         (b) if to the Company, to:

                           PHYSICIAN RELIANCE NETWORK, INC.
                           5420 LBJ Freeway, Suite 900
                           Dallas, Texas  75240
                           Attention:       John T. Casey
                                            George P. McGinn, Jr.
                           Telecopy:        972-387-0048

                           with a copy (which shall not constitute notice) to:

                           Bass, Berry & Sims PLC
                           2700 First American Center
                           Nashville, Tennessee 37238
                           Attention:       Cynthia Y. Reisz
                           Telecopy:        615-742-6293

         Such communications shall be effective when they are received by the addressee thereof. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

         Section 10.4. Governing Laws and Consent to Jurisdiction. The laws of the State of Delaware (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties. Each of the parties hereof irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware (and the Delaware State and Federal courts having jurisdiction over appeals therefrom) in respect of the transactions contemplated by this Agreement, the other agreements and documents referred to herein and the transactions contemplated by this Agreement and such other documents and agreements.

         Section 10.5. Binding Upon Successors and Assigns; Assignment. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns. This Agreement may not be assigned by any party without the prior consent of each other.

         Section 10.6. Severability. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

         Section 10.7. Entire Agreement; No Third Party Beneficiaries. Except as contemplated by Section 7.12, this Agreement, together with the Confidentiality Agreement and the other agreements and instruments referenced herein, (a) constitutes the entire understanding, and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and (b) is not intended to confer upon any person other than the parties any rights or remedies hereunder.

         Section 10.8. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

         Section 10.9. Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default, unless such waiver so expressly states. At any time before or after approval of this Agreement and the Merger by the stockholders of the Company and prior to the Effective Time, this Agreement may be amended or supplemented by the parties hereto with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of the Company there shall be no amendment or change to the provisions hereof with respect to the Exchange Ratio without further approval by the stockholders of the Company, and no other amendment shall be made which by law requires further approval by such stockholders without such further approval.

         Section 10.10. Disclosure Schedules. Each of the Parent Disclosure Schedule, the Company Disclosure Schedule and the Disclosure Schedule Updates are an integral part of this Agreement and all statements disclosed on any part of any such schedule shall be deemed to be disclosed in all parts of such schedule and not only in connection with the specific representation with respect to which such statements are explicitly referenced.

         Section 10.11. No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         Section 10.12. Construction of Agreement. A reference to an Article, Section or an Exhibit shall mean an Article of, a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" when used herein shall be deemed in each case to be followed by the words "without limitation."

         Section 10.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as signatories.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         AMERICAN ONCOLOGY RESOURCES, INC.


                                         By:
                                                --------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                         DIAGNOSTIC ACQUISITION, INC.


                                         By:
                                                --------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                         PHYSICIAN RELIANCE NETWORK, INC.


                                         By:
                                                --------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

         Schedules and other exhibits are omitted from this filing but the Company will furnish supplemental copies of the omitted materials to the Securities and Exchange Commission upon request.